LINCOLN ADVISOR FUNDS, INC.
                                     Form of
                          Distribution and Service Plan
                                (Class A Shares)

                                  Introduction

         The Distribution and Service Plan (the "Plan") set forth below which is designed to conform to the requirements of Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") and Article III, Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (NASD) has been adopted by LINCOLN ADVISOR FUNDS, INC. (the "Fund").

         The Fund has entered into a distribution agreement (the "Distribution Agreement") with a distributor as identified from time to time in the Fund's Prospectus (the "Distributor") pursuant to which the Fund will employ the Distributor to distribute Class A shares issued by the Fund (Class A shares). Under the Distribution Agreement, the Distributor will be entitled to receive payments from investors of front-end sales charges with respect to the sale of Class A shares. Under the Plan, the Fund intends to pay to the Distributor, as compensation for its services, a distribution and service fee with respect to Class A shares.

         A majority of the Board of Directors of the Fund, including a majority of those Directors who are not "interested persons" of the Fund (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreement related to it (the "Rule 12b-1 Directors"), have determined by votes cast in person at a meeting called for the purpose of voting on this Plan that there is a reasonable likelihood that adoption of this Plan will benefit the Fund and its shareholders. Expenditures under this Plan by the Fund for Distribution Activities (defined below) are primarily intended to result in the sale of Class A shares of the Fund within the meaning of paragraph (a)(2) of Rule 12b-1 promulgated under the 1940 Act.

         The purpose of the Plan is to create incentives to the Distributor and/or other qualified broker-dealers and their account executives to provide distribution assistance to their customers who are investors in the Fund, to defray the costs and expenses associated with the preparation,


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printing  and  distribution  of  prospectuses  and  sales  literature  and other promotional and distribution activities and to provide for the servicing and maintenance of shareholder accounts.

                                    The Plan

         The material aspects of the Plan are as follows:

         1.       Distribution Activities

         The Fund shall engage the Distributor to distribute Class A shares of the Fund and to service shareholder accounts using all of the facilities of the distribution networks of such qualified broker-dealers and financial institutions as the Distributor may select. Services provided and activities undertaken to distribute Class A shares of the Fund are referred to herein as "Distribution Activities."

         2.       Payment of Service Fee

         The Fund shall pay to the Distributor as compensation for providing personal service and/or maintaining shareholder accounts a service fee of .25% per annum of the average daily net assets of the Class A shares (service fee). The Fund shall calculate and accrue daily amounts payable by the Class A shares of the Fund hereunder and shall pay such amounts monthly or at such other intervals as the Board of Directors may determine.

         3.       Payment for Distribution Activities

         The Fund shall pay to the Distributor as compensation for its services a distribution fee, together with the service fee (described in Section 2 hereof), of .10% per annum of the average daily net assets of the Class A shares of the Fund for the performance of Distribution Activities. The Fund shall calculate and accrue daily amounts payable by the Class A shares of the Fund hereunder and shall pay such amounts monthly or at such other intervals as the Board of Directors may determine. Amounts payable under the Plan shall be subject to the limitations of Article III, Section 26 of the NASD Rules of Fair Practice.

         Amounts paid to the Distributor by the Class A shares of the Fund will not be used to pay the distribution expenses incurred with respect to any other class of shares of the Fund except that distribution expenses attributable to the Fund as a whole will be allocated to the Class A shares according to the ratio of the sales of Class A shares to the total sales of the Fund's shares

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over the Fund's  fiscal  year or such other  allocation  method  approved by the
Board of Directors. The allocation of distribution expenses among classes will be subject to the review of the Board of Directors.

                  The   Distributor   shall  spend  such  amounts  as  it  deems
appropriate on Distribution Activities which include, among others:

                (a) sales commissions (including trailer commissions) paid to, or on account of, broker-dealers and financial institutions which have entered into selected dealer agreements with the Distributor with respect to shares of the Fund; and

                (b) advertising for the Fund in various forms through any available medium, including the cost of printing and mailing Fund prospectuses, statements of additional information and periodic financial reports and sales literature to persons other than current shareholders of the Fund.

        4.       Quarterly Reports; Additional Information

         An appropriate officer of the Fund will provide to the Board of Directors of the Fund for review, at least quarterly, a written report specifying in reasonable detail the amounts expended for Distribution Activities (including payment of the service fee) and the purposes for which such expenditures were made in compliance with the requirements of Rule 12b-1. The Distributor will provide to the Board of Directors of the Fund such additional information as the Board shall from time to time reasonably request, including information about Distribution Activities undertaken or to be undertaken by the Distributor.

         The Distributor will inform the Board of Directors of the Fund of the commissions and account servicing fees to be paid by the Distributor to account executives of the Distributor and to broker-dealers and financial institutions which have selected dealer agreements with the Distributor.

         5.       Effectiveness; Continuation

         The Plan shall not take effect until it has been approved by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Class A shares of the Fund.

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         If  approved  by a  vote  of  a  majority  of  the  outstanding  voting securities of the Class A shares of the Fund, the Plan shall, unless earlier terminated in accordance with its terms, continue in full force and effect thereafter for so long as such continuance is specifically approved at least annually by a majority of the Board of Directors of the Fund and a majority of the Rule 12b-1 Directors by votes cast in person at a meeting called for the purposes of voting on the continuation of the Plan.

         6.       Termination

         This Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Directors, or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Class A shares of the Fund.

         7.       Amendments

         The Plan may not be amended to change the distribution expenses to be paid as provided for in Section 3 hereof so as to increase materially the amounts payable under this Plan unless such amendment shall be approved by the vote of a majority of the outstanding voting securities (as defined in the 1940
Act) of the Class A shares of the Fund. All material amendments of the Plan shall be approved by a majority of the Board of Directors of the Fund and a majority of the Rule 12b-1 Directors by votes cast in person at a meeting called for the purpose of voting on the Plan.

         8.       Non-interested Directors

         While the Plan is in effect, the selection and nomination of the Directors who are not "interested persons" of the Fund (non-interested Directors) shall be committed to the discretion of the non-interested Directors.

         9.       Records

         The Fund shall preserve copies of the Plan and any related agreements and all reports made pursuant to Section 4 hereof for a period of not less than six years from the date of effectiveness of the Plan, and for at least the first two years in an easily accessible place. Dated: October 25, 1993 (as amended on September 25, 1995)